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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K



                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported):
                       March 6, 2001 (February 27, 2001)

                               WORLD ACCESS, INC.
               (Exact Name of Registrant as Specified in Charter)

      DELAWARE                    0-29782                        58-2398004
     (State of             (Commission File No.)              (I.R.S. Employer
   Incorporation)                                            Identification No.)



                       945 E. PACES FERRY ROAD, SUITE 2200
                             ATLANTA, GEORGIA 30326
          (Address of principal executive offices, including zip code)


                                 (404) 231-2025
              (Registrant's telephone number, including area code)


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ITEM 5.  OTHER EVENTS.

         On March 1, 2001, World Access, Inc. announced that it terminated its cash tender offer with respect to the Company's 13.25% Senior Notes due 2008 (the "Notes"). On February 28, 2001, World Access entered into an agreement with the holders of a majority in aggregate principal amount of the Notes (the "Majority Holders") under which the Majority Holders waived World Access' obligation to complete the tender offer. The waiver was granted under the terms of the Indenture governing the Notes and is effective until the earliest of (i) the date that a consent agreement providing for the complete and irrevocable termination of World Access' obligations regarding the tender offer is signed with the Majority Holders, (ii) the date, not earlier than March 15, 2001, a majority of the Majority Holders notifies the Company in writing that the waiver is withdrawn, or (iii) March 31, 2001.

         If World Access and the Majority Holders enter into a consent agreement, World Access anticipates making a new tender offer for a reduced aggregate principal amount of Notes, subject to the terms and contingencies contained in the consent agreement. As previously announced in the Company's press release dated February 15, 2001, the Company expects that the agreement will allow the Company to retire approximately $70.6 million aggregate principal amount of the Notes, rather than the approximately $161.4 million aggregate principal amount which was to be retired pursuant to the Company's previously-announced tender offer. The agreement would also modify certain covenants in the existing indenture governing the Notes, which would grant the Company greater flexibility in future financing activities. In exchange for the foregoing, World Access would pay the noteholders a $10 million consent fee and issue an aggregate of 32 million shares of common stock to the noteholders. The Company would also issue 16 million common shares (or warrants to purchase 16 million common shares, exercisable at a nominal price), which would be forfeited under certain circumstances. Finally, the Notes would be secured, but would be subordinate to the Company's senior lenders or any future senior lenders.

         If the waiver is withdrawn or expires before the parties enter into a consent agreement, World Access must launch a new tender offer on terms substantially similar to the original tender offer.

         This Form 8-K may contain financial projections or other forward-looking statements made pursuant to the safe harbor provisions of the Securities Reform Act of 1995. Such statements involve risks and uncertainties that may cause actual results to differ materially. These risks include: inability to obtain adequate financing or financing on terms acceptable or favorable to World Access; inability to restructure existing debt obligations; potential inability to identify, complete and integrate acquisitions; difficulties in expanding into new business activities; delays in new service offerings; the potential termination of certain service agreements or the inability to enter into additional service agreements; and other risks described in World Access' SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 1999, as amended, its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000, as amended, its Quarterly Report on Form 10-Q for the quarter ended September 30, 2000, its Registration Statements on Forms S-3 (No. 333-79097) and S-4 (No. 333-37750 and 333-44864),
and its Report on Form 8-K dated February 21, 2001, all of which risks are incorporated by reference into this Form 8-K.


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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibits.


EXHIBIT
NUMBER                           DESCRIPTION
------                           -----------
 99.1             Press Release, issued March 1, 2001




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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.


                                    WORLD ACCESS, INC.



Date:  March 6, 2001                By: /s/ Bryan D. Yokley
                                        ----------------------------------------
                                        Bryan D. Yokley
                                        Executive Vice President and
                                        Chief Financial Officer




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                                  EXHIBIT INDEX

EXHIBIT
NUMBER                           DESCRIPTION
------                           -----------
 99.1             Press Release, issued March 1, 2001